Exhibit 10.1

Merger Agreement

Party A: Qingdao Renmin Printing Co., Ltd

Party B: Qingdao Jiexin Recycling Resources Technological Development Co. Ltd

Whereas Party A and Party B, through friendly negotiation, pursuant to laws and regulations of People’s Republic of China, herewith agree to the terms as follows.

Section 1. Acquisition Target

100% of Party B’s shares.

Section 2. Party A’s Investment Procedure and Conditions

1. The total investment amount by Party A is RMB 5,000,000. The parties will set up a joint account for the investment fund from Party A.

2. Party A shall wire RMB 5,000,000 to the joint account within three days of executing this Merger Agreement.

Section 3. Creditor’s Rights and Debt Obligations

Upon the closing of the merger transaction, Party A shall assume all Party B’s creditor’s rights and debt obligations.

Section 4. Transfer of Documents and Modifications

1. Within 15 business days of Party A’s wire of RMB 5,000,000 into the joint account, Party B shall complete the legal procedures of the change of legal representative, modification of the articles of incorporation, change of shareholder registration, and change of registration with the Industrial and Commerce Administration Authorities.

2. Before the change of legal representative, Party B shall submit corporate qualification, tax registration, serial number and other corporate legal documents to Party A for review.

3. After Party B has changed the legal representative and shareholder registration, Party B shall submit all relevant documents to Party A.

4. Party B warrants that all financial documents are complete. Party B shall indemnity Party A for any loss caused by the transfer of incomplete financial documents.

5. After the merger, Party A shall hold all equities Party B owns on the date of the execution of this Merger Agreement including but not limited to all assets, patents, intangible assets, goodwill.

6. After the merger, both the original and new management of Party B shall not themselves or delegate others to produce or sell the same or similar products of Party B through any third party.

Section 5. Events of Default

1. Unless under the circumstances of changed of government regulation or force majeure, any of the following events would constitute breach of contract:

(1) Either party cannot or refuses to follow the terms of this agreement to fully perform their obligations;

(2) Either party, without proper justification, interferes, impedes or in any other way prevents the other party from performing their obligations under this agreement;

(3) Either party, claims interests or rights out of this agreement;

(4) Either party performs any acts in conflicts with the terms of this agreement, or their omission results in breach of the terms.

2. In case of any events of breach of contract, the non-breaching party shall have the right to immediately request the termination of this agreement and request the breaching party to indemnify any actual economic loss caused to the non-breaching party. When both parties breach, either party shall be responsible for their own breach

3. The liquidated damage under this agreement is 20% of RMB 5,000,000 paid by Party A. Both parties shall be abided by their obligations. In case of breach of contract, the breaching party shall be responsible to pay damages to the non-breaching party.

4. When the breaching party has caused economic and other loss to the non-breaching party, the non-breaching party has the right to additional damages from the breaching party.

5. If any party’s default has caused any fees, loss and expenses, including any loss caused to the non-breaching party by the breaching party and related litigation expenses, attorney fees, auditor fees, evaluation fees, traveling fares and other expenses, the breaching party shall indemnify the non-breaching party.

Section 6. Termination and Cancellation of the Agreement

1. Party A and B shall stop performing this agreement under one of the following circumstances:

(1) All terms under the agreement have been performed;

(2) The agreement has been terminated pursuant to both parties’ consent;

(3) Both parties’ obligations under this agreement have been offset.

2. This agreement shall be cancelled under one of the following circumstances:

(1) The purpose of this agreement cannot be fulfilled due to government conduct or force majeure;

(2) The agreement has been cancelled pursuant to both parties’ consent;

(3) One party’s breach of contact causes the agreement not being able to be continuously performed.

Section 7. Miscellaneous

1. Except under the circumstances of force majeure or/and both parties have signed written supplementary agreement or new contract to confirm, otherwise the terms under this agreement shall not be orally or in any other form modified, renounced, terminated or cancelled.

2. Any effective communication, notices or requests between the parties shall be in written format. Upon transmission of telex and telegram, after seventh day of dispatch of a mail, and hand delivery of a letter, it shall be considered effective delivery.

3. Illegality, invalidity or unenforceability of any provision or any part of this agreement shall not affect the validity of other provisions of this agreement.

Section 8. Effect and Dispute Solution

1. This agreement shall be effective upon execution.

2. In case of dispute, the parties shall initiate friendly negotiation to seek a solution. If the dispute cannot be solved through negotiation, either party has the right to choose a people’s court that has jurisdiction over the agreement.

3. During the period of solving a dispute, except for the matters being disputed, both parties shall continue to perform other obligations under this agreement.

Representative of Party A: [Signed & Official Seal of Qingdao Renmin Printing Co., Ltd]

Dated: July 20, 2011

Representative of Party B: [Signed & Official Seal of Qingdao Jiexin Recycling Resources Technological Development Co. Ltd]

Dated: July 20, 2011